SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


         Date of Report (Date of earliest event reported): May 9, 1997
                                                           -----------


                           YOU BET INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)




      Delaware               33-13789                87-042246
      --------               --------                ---------
      State of           Commission File          I.R.S. Employer
   Incorporation               No.                Identification No.



                       1950 Sawtelle Boulevard, Suite 180
                          Los Angeles, California 90025
                     --------------------------------------
                     Address of principal executive offices



                  Registrant's Telephone Number: (310) 444-3300
                                                 ---------------



                     Continental Embassy Acquisitions, Inc.
                     --------------------------------------
                                  (Former Name)

          311 South State Street, Suite 460, Salt Lake City, Utah 84111
          -------------------------------------------------------------
                                (Former Address)

ITEM 5. Other Events

         Effective as of May 9th, 1997, the registrant's principal operating subsidiary, You Bet!, Inc., has appointed Steve Molnar as Chief Executive Officer and Ron Luniewski as President and Chief Operating Officer. Messrs. Molnar and Luniewski will be charged with the implementation and deployment of the Registrant's first product, the You Bet Racing Network. This product is currently in alpha testing.


         Steve Molnar

         Molnar held the positions of Director of Marketing, and then President and Chief Operations Officer of McKinnie Systems. Under his leadership, McKinnie Systems implemented a nationwide licensing system based on Smart Card technology. The Company also became the number one computer software supplier to racetracks throughout North America.

         Ron Luniewski

         Luniewski comes to You Bet! from EDS where he has more than 11 years of experience directing large software development efforts. Most recently, Luniewski was VP of GM Marketing & Advertising, and was responsible for providing information technology and consulting services to his GM clients. This included the development and implementation of the largest integrated Internet project in the world.

         The officers and directors of the Registrant remain unchanged. It is anticipated that David Marshall, the Registrant's chairman, will devote most of his efforts for the Registrant on establishing joint ventures and other strategic alliances for the Registrant, as well as dealing with government regulatory issues. Russell Fine, the Registrant's executive vice president, will continue to be the chief technology officer.

         The Registrant has also begun the process of seeking shareholder approval to change its name to "Interactive Broadcasting Corporation". You Bet!, Inc. will also change its name to "Interactive Broadcasting Network, Inc."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     YOU BET INTERNATIONAL, INC.



Date:  May 9, 1997                             By:

                                              Its:             Chairman